Exhibit 10.4

SHAREHOLDERS AGREEMENT
BY AND AMONG
AMERICAN WOODMARK CORPORATION
AND
THE SHAREHOLDERS
SET FORTH ON THE SIGNATURE PAGES HERETO

DATED AS OF NOVEMBER 30, 2017

SHAREHOLDERS AGREEMENT
THIS SHAREHOLDERS AGREEMENT, dated as of November 30, 2017 (this “Agreement”), is made by and among American Woodmark Corporation, a Virginia corporation (the “Company”), and the Persons identified as “Shareholders” on the signature pages hereto (each, a “Shareholder” and collectively, the “Shareholders”).
WHEREAS, concurrently with the execution of this Agreement, the Company, Alliance Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, RSI Home Products, Inc., a Delaware corporation (the “Acquired Company”), and Ronald M. Simon, as the Stockholder Representative, are entering into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”) pursuant to which, at the Effective Time, the Company will acquire all of the issued and outstanding capital stock of (and all other equity interests in) the Acquired Company;
WHEREAS, as a result of and immediately following the consummation of the transactions contemplated by the Merger Agreement, each of the Shareholders shall own the number of shares of Common Stock set forth opposite such Shareholder’s name on Annex I hereto, as the same may be amended to reflect any change in the actual number of shares of Common Stock to be issued to the Shareholders at Closing pursuant to the Merger Agreement, as applicable; and
WHEREAS, in connection with the consummation of the transactions contemplated by the Merger Agreement, the Company and each Shareholder desires to enter into this Agreement to set forth certain rights and obligations of the Company and the Shareholders.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Shareholders hereby agree as follows:
Article I
DEFINITIONS
SECTION 1.1    Certain Defined Terms.
(a)    Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Merger Agreement.
(b)    For purposes of this Agreement, the following terms shall have the following meanings:
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.
“Acquired Company” has the meaning assigned to such term in the recitals.
“Agreement” has the meaning assigned to such term in the recitals.
“Beneficial Ownership” by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the SEC under the Exchange Act. For purposes of this Agreement, a Person shall be deemed to Beneficially Own any securities Beneficially Owned by its Affiliates (including as Affiliates for this purpose its officers and directors) or any Group of which such Person or any such Affiliate is or becomes a member. The terms “Beneficially Own” and “Beneficially Owned” shall have correlative meanings to “Beneficial Ownership.”
“Calabrese” means Mr. Alexander G. Calabrese.
“Chosen Courts” has the meaning assigned to such term in Section 5.7.
“Common Stock” means the common stock of the Company, no par value, and any securities into which such common stock may hereafter be reclassified.
“Company” has the meaning assigned to such term in the recitals.
“Company Board” means the Board of Directors of the Company.
“control” (including the terms “controlling”, “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management or policy of a Person, whether through the ownership of voting securities, by contract, as a general partner, as trustee or executor, or otherwise.
“Controlled Affiliate” of any Person means a Person that is directly or indirectly controlled by such other Person.
“Effective Time” has the meaning set forth in the Merger Agreement.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Governmental Authority” means any governmental or quasi-governmental authority, body, department, commission, board, bureau, agency, division, court or other instrumentality, whether foreign or domestic, of any country, nation, republic, federation or similar entity or any state, county, parish, municipality, jurisdiction or other political subdivision thereof.
“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.
“Key Company Employee” means any “director”-level or above employee (Salary Grade 10 or above).
“Law” means any federal, state, provincial, territorial, local, foreign, international or multinational treaty, constitution, statute or other law, ordinance, rule or regulation.
“Merger Agreement” has the meaning assigned to such term in the recitals.
“Organizational Documents” means, with respect to any Person, such Person’s articles of association, articles or certificate of incorporation, formation or organization, bylaws, limited liability company agreement, partnership agreement, declaration of trust or other constituent document or documents, each in its currently effective form as amended from time to time.
“Person” means any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any Governmental Authority, or any Group comprised of two or more of the foregoing.
“SEC” means the U.S. Securities and Exchange Commission.
“Simon” means Mr. Ronald M. Simon.
“Shareholder” has the meaning assigned to such term in the Recitals and, for the avoidance of doubt, shall be deemed to include any Person that has, pursuant to the terms of the Merger Agreement, executed and delivered to the Company a joinder to this Agreement in the form attached hereto as Annex II.
“Standstill Termination Date” means, after the Effective Time, the date the Shareholders, in the aggregate, Beneficially Own five percent (5%) or less of the then outstanding shares of Common Stock, such percentage being subject to adjustment for any stock split, stock dividend, reclassification or recapitalization.
“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at any time directly or indirectly owned by such Person.
“Voting Securities” means, at any time, shares of any class of capital stock of the Company which are then entitled to vote generally in the election of directors of the Company.
SECTION 1.2    Other Definitional Provisions. The headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No party hereto, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any party. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement; (ii) masculine gender shall also include the feminine and neutral genders, and vice versa; (iii) words importing the singular shall also include the plural, and vice versa; (iv) the words “include,” “includes,” “including” and “inclusive of” shall be deemed to be followed by the words “without limitation”; (v) the word “will” shall be construed to have the same meaning as the word “shall”; (vi) the phrase “to the extent” shall mean the extent or degree to which a subject or thing extends, and shall not simply be construed to mean the word “if”; and (vii) the term “or” shall not be exclusive.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
SECTION 2.1    Representations and Warranties of the Company. The Company hereby represents and warrants to each Shareholder (i) that it has been duly organized and is existing under the laws of the Commonwealth of Virginia, (ii) that it has all requisite corporate power and authority, and has received all requisite approvals to complete the transactions contemplated hereby, (iii) this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity and (iv) that the execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder do not result in any violation of the Company’s Organizational Documents.
SECTION 2.2    Representations and Warranties of Each Shareholder. Each Shareholder, on a several and not joint basis, hereby represents and warrants to the Company (i) that if it is not a natural person, it has been duly organized and is existing under the laws of its jurisdiction of formation, (ii) that it has all requisite power and authority and has received all requisite approvals to complete the transactions contemplated hereby, (iii) that this Agreement has been duly authorized, executed and delivered by such Person and constitutes a valid and binding agreement of such Person enforceable against such Person in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity, (iv) that the execution and delivery of this Agreement by such Shareholder and the performance by such Shareholder of his or its obligations hereunder do not, if such Shareholder is not a natural person, result in any violation of such Shareholder’s Organizational Documents, and (v) as of immediately after the Effective Time, that he or it shall not Beneficially Own any shares of Common Stock or other securities of the Company other than as listed on Annex I hereto as of the Effective Time.
ARTICLE III
STANDSTILL
SECTION 3.1    Standstill Restrictions. Until the occurrence of the Standstill Termination Date, without the consent of the Company Board, each Shareholder shall not, and each Shareholder shall cause each of its respective Controlled Affiliates not to, directly or indirectly:
(a)    acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, or sell short or agree to sell short, directly or indirectly, any Voting Securities or direct or indirect rights to acquire any Voting Securities (or any derivative based on or relating to such securities) of the Company, or of any successor to or person in control of the Company, or any assets of the Company or any division thereof or of any such successor or controlling person, other than as a result of any stock split, stock dividend or distribution, other subdivision, reorganization, reclassification or similar capital transaction involving equity securities of the Company; provided, however, that nothing in this Section 3.1(a) shall prohibit or restrict any Shareholder from acquiring or, to the extent applicable, exercising any Voting Securities (or any derivative based on or relating to such securities) of the Company, or of any successor to or person in control of the Company, to the extent issued or granted to such Shareholder by the Company as compensation for serving on the Company Board or otherwise pursuant to any compensation plans of the Company;
(b)    seek or propose to influence or control the management or policies of the Company, make or in any way participate, directly or indirectly, in any “solicitation” of “proxies” (as such terms are used in the rules of the SEC) to vote any Voting Securities, make or propose any shareholder proposal, or seek to advise or influence any person or entity with respect to the voting of any Voting Securities of the Company or any voting securities of any Subsidiary thereof;
(c)    make any public announcement with respect to, or submit (publicly or otherwise) a proposal for or offer of (with or without conditions) or otherwise participate in (unless such participation is consistent with a recommendation of the Company Board regarding the same), any merger, consolidation, amalgamation, scheme of arrangement, dual listed structure, share exchange, tender offer, exchange offer, stock or asset purchase, recapitalization, reorganization, disposition, business combination or other extraordinary transaction involving the Company or any Subsidiary thereof or any of their securities or assets;
(d)    seek election of or seek to place a director on the Company Board, or seek the removal of any director of the Company, or seek to call, request the call of or call any meeting of the shareholders of the Company, or execute any written consent in lieu of a meeting of the shareholders of the Company, or make a request for a list of the Company’s shareholders;
(e)    other than as contemplated by this Agreement, deposit any Voting Securities in a voting trust or similar arrangement, or subject any Voting Securities to any voting agreement or pooling arrangement, or grant any proxy, designation or consent with respect to any Voting Securities (other than to a designated representative of the Company pursuant to a proxy or consent solicitation on behalf of the Company Board);
(f)    enter into any discussions, negotiations, arrangements or understandings with or advise or assist, whether through financing or otherwise, any third party with respect to any of the foregoing, or otherwise form, join or in any way engage in discussions relating to the formation of, or participate in, a Group in connection with any of the foregoing; or
(g)    contest the validity of this Section 3.1 (including this sentence) or publicly disclose, or cause or facilitate the public disclosure of, any intent or proposal to seek any amendment, waiver or consent with respect to the requirements of this Section 3.1;
provided that the prohibition in Section 3.1(a) shall not apply to acquisitions of Common Stock or other Voting Securities by any Shareholder or any of its Controlled Affiliates through a transaction in which such Shareholder or any of its Controlled Affiliates acquires, in the ordinary course, a previously unaffiliated business entity that, unknown to such Shareholder or any of its Controlled Affiliates after reasonable investigation, Beneficially Owns shares of Common Stock or other Voting Securities, or any securities convertible into, or exercisable or exchangeable for shares of Common Stock or other Voting Securities, at the time of the consummation of such acquisition, and provided, further that, notwithstanding anything to the contrary herein, the restrictions set forth in this Section 3.1 shall immediately terminate and be of no further effect in the event that the Company enters into a definitive agreement with respect to, or publicly announces that it plans to enter into a definitive agreement with respect to, any transaction involving all or a majority of the Company’s Common Stock and/or other Voting Securities, or all or substantially all of the Company’s assets, or all or substantially all of the assets comprising the Company’s business (in all events, whether by merger, consolidation, business combination, tender or exchange offer, recapitalization, restructuring, sale, equity issuance or otherwise).
ARTICLE IV
NON-COMPETITION AND NON-SOLICITATION
SECTION 4.1    Special Representations of Simon and Calabrese. Simon and Calabrese hereby represent as follows:
(a)    that they are owners of the Acquired Company;
(b)    that they are selling all or substantially all of their ownership interest in the Acquired Company and have received good and substantial consideration for such interests;
(c)    that the sale of their ownership interest in the Acquired Company includes its good will;
(d)    that they understand that their agreement not to compete against the Company or solicit the Company’s employees pursuant to this Article IV is a material pre-requisite to the Merger;
(e)    that they will not work as employees of the Company;
(f)    that the Acquired Company presently does business throughout the entire United States and presently has employees working throughout the United States; and
(g)    that the restrictions in this Article IV are reasonable and may be enforced in the Chosen Courts, as provided in Section 5.10 below through an injunction.
SECTION 4.2    Non-Competition.
(a)    Until the three (3) year anniversary of the Closing Date, Simon and Calabrese each hereby agree that they shall not, either individually or jointly (and shall not cause their Affiliates to), engage, directly or indirectly (whether as an officer, director, securityholder, owner, co-owner, partner, promoter, employee, agent, independent contractor, representative, consultant, investor, advisor, manager or otherwise), in any business activities that compete with the business activities engaged in by the Acquired Company and its subsidiaries as of the date hereof, which is defined as the manufacture, sale and distribution of kitchen and bathroom cabinets and related products; provided that, Calabrese shall not be deemed to have violated this Section 4.2(a) by engaging in the business engaged in by RSI Holding LLC, RSI Communities LLC and their respective subsidiaries as of the date hereof or any extension thereof reasonably related to such business; provided further that, it shall not be a violation of this Section 4.2(a), and Simon and Calabrese and any of their respective Affiliates shall not be prohibited in any manner from, directly or indirectly acquiring, holding or otherwise investing in, or Beneficially Owning, securities of any Person through any employee benefit plan or pension plan.
(b)    The covenants contained in this Section 4.2 shall be deemed to apply separately to any of the 50 states of the United States of America and the District of Columbia. It is the desire and intent of the parties hereto that the provisions of this Section 4.2 shall be enforced to the fullest extent permitted under the Laws and public policies of each jurisdiction in which enforcement is sought. Simon and Calabrese acknowledge both that the Acquired Company does business throughout the United States and the reasonableness of this covenant.
SECTION 4.3    Non-Solicitation. Until the three (3) year anniversary of the Closing Date, Simon and Calabrese each hereby agree that they shall not, either individually or jointly (and shall not cause their Affiliates to), solicit, induce, or attempt to solicit or induce, directly or indirectly, any Key Company Employee to leave the employment of the Company or the Acquired Company or accept employment or involvement with any Person; provided that, nothing in this Section 4.3 shall be deemed to prevent any Affiliate of Simon or Calabrese from hiring (i) any Key Company Employee whose employment has been terminated by the Company or the Acquired Company (including, without limitation, as a result of any internal restructuring after and in connection with the transactions contemplated by the Merger Agreement) or (ii) any Key Company Employee whose employment has been terminated by the Key Company Employee if 180 days have passed from the date of termination.
SECTION 4.4    Judicial Authority. If any Chosen Court determines that any provision of Section 4.2 or 4.3 is unenforceable, such Chosen Court will have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid, enforceable and reasonable and that comes closest to express the intention of the invalid or unenforceable term or provision and, in reduced form, such provision shall be enforceable; provided that, it is the intention of the parties that the provisions of Section 4.2 and Section 4.3 shall not be terminated, unless so terminated by a Chosen Court, but shall be deemed amended only to the extent required to render them valid and enforceable, and such amendment to apply only with respect to the operation of Section 4.2 and Section 4.3 in the jurisdiction of the Chosen Court that has made such an adjudication.
SECTION 4.5    Remedies. Simon and Calabrese acknowledge and agree that any breach of this Article IV will result in irreparable harm to the Company for which there will be no remedy at law, and they consent to an injunction in favor of the Company by a Chosen Court as permitted by Section 5.10 below without prejudice to any other right or remedy to which the Company may be entitled. Simon and Calabrese further acknowledge that the Company may recover its reasonable attorneys fees and costs from them if it prevails substantially in any action under this Article IV.
ARTICLE V
MISCELLANEOUS
SECTION 5.1    Term; Termination. This Agreement will be effective as of the Closing Date. In the event that the Merger Agreement is terminated in accordance with Article X thereof, this Agreement shall terminate on the date of the delivery of the notice of such termination. Otherwise, the provisions of this Agreement shall terminate as follows: (i) Article III shall terminate in accordance with its terms; (ii) Article IV shall terminate upon the three year anniversary of the Closing Date; and (iii) Article I (to the extent defined terms are used in this Article V), Article II and this Article V shall survive any termination. Nothing herein shall relieve any party from any liability for the breach of any provisions set forth in this Agreement.
SECTION 5.2    Successors, Assigns; Transferees and Third Party Beneficiaries. This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their permitted successors, assigns and transferees. No party to this Agreement may assign or delegate, by operation of law or otherwise, all or any portions of its rights, obligations or liabilities under this Agreement (i) with respect to any assignment or delegation by the Shareholders, without the prior written consent of the Company, or (ii) with respect to any assignment or delegation by the Company, without the prior written consent of the Shareholders holding a majority of the shares of Common Stock or other Voting Securities then Beneficially Owned by the Shareholders in the aggregate. Each Shareholder shall inform the Company of, and the Company shall be entitled to rely upon, the names, addresses and other contact details of each Shareholder in Annex I hereto. This Agreement shall be binding upon and inure solely to the benefit of each party and its permitted successors, assigns and transferees and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.
SECTION 5.3    Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given by delivery in person, by facsimile, E‑mail or by reputable overnight courier service (charges prepaid) and shall be deemed given when so delivered personally, by facsimile or by electronic mail or one day after being sent by overnight courier, to the other parties hereto as follows:
(i)    To the Company:
American Woodmark Corporation
3102 Shawnee Drive
Winchester, Virginia 22601
Attention: M. Scott Culbreth
Facsimile: 540-665-9251
E-mail: SCulbreth@Woodmark.com
with a copy (which shall not constitute notice to the Company) to:
McGuireWoods LLP
Gateway Plaza
800 East Canal Street
Richmond, Virginia 23219
Attention: James M. Anderson III
Facsimile: 804-775-1061
E‑mail: jmanderson@mcguirewoods.com
(ii)    To the Shareholders, to their respective addresses specified in Annex I hereto.
(iii)    To such other address for any party as it may specify by like notice.
SECTION 5.4    Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.
SECTION 5.5    Entire Agreement. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.
SECTION 5.6    Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.
SECTION 5.7    Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to the conflicts of law rules of such State. Each of the Company and each Shareholder irrevocably submits to the exclusive jurisdiction of (a) the Circuit Court of the City of Winchester in the Commonwealth of Virginia, and (b) the United States District Court for the Western District of Virginia (collectively, the “Chosen Courts”), for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the Company and each Shareholder agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Western District of Virginia or if such suit, action or other proceeding may not be brought in such Chosen Court for jurisdictional reasons, in the Circuit Court of the City of Winchester in the Commonwealth of Virginia. Each of the Company and each Shareholder further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth herein shall be effective service of process for any action, suit or proceeding in Virginia with respect to any matters to which it has submitted to jurisdiction in this Section 5.7. Each of the Company and each Shareholder irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Circuit Court of the City of Winchester in the Commonwealth of Virginia, or (ii) the United States District Court for the Western District of Virginia, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such Chosen Court that any such action, suit or proceeding brought in any such Chosen Court has been brought in an inconvenient forum. Each of the Company and each Shareholder irrevocably waives any objections or immunities to jurisdiction to which it may otherwise be entitled or become entitled (including, without limitation, sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or relating to this Agreement or the transactions contemplated hereby which is instituted in any such Chosen Court. The parties agree that a final trial court judgment in any such suit, action or other proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment. Each of the parties hereto agrees that service of process, summons, notice or document by registered mail addressed to it at the addresses set forth in Section 5.3 shall be effective service of process for any suit, action or proceeding brought in any such Chosen Court. The parties agree that service of process may also be effected by certified or registered mail, return receipt requested, or by reputable overnight courier service, directed to the other party at the addresses set forth herein in Section 5.3, and service so made shall be completed when received.
SECTION 5.8    Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY.
SECTION 5.9    Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a Chosen Court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.
SECTION 5.10    Specific Performance. The parties hereto agree that irreparable damage would occur and that the parties would not have an adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor and that the right of specific enforcement is an integral part of this Agreement and without that right, none of the Shareholder or the Company would have entered into this Agreement. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Chosen Courts, this being in addition to any other remedy to which they are entitled at law or in equity, without proof of damages or otherwise (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which such party is entitled at law or in equity. The parties further agree not to assert that a remedy of specific enforcement by any Shareholder or the Company is unenforceable, invalid, contrary to Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that any Shareholder or the Company otherwise have an adequate remedy at law. The parties further acknowledge and agree that it is their anticipation and expectation that specific enforcement will be the primary remedy in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached.
SECTION 5.11    Counterparts; Facsimile Delivery. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signature page delivered by facsimile or electronic image transmission shall be binding to the same extent as an original signature page. Any party that delivers a signature page by facsimile or electronic image transmission shall deliver an original counterpart to any other party that requests such original counterpart.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

COMPANY:

American Woodmark Corporation

By: /s/ S. Cary Dunston
Name: S. Cary Dunston
Title: President, Chief Executive Officer
and Chairman of the Board

SHAREHOLDERS:

/s/ Ronald M. Simon
Ronald M. Simon, individually and as Trustee of The Ronald M. Simon Declaration of Trust dated as of December 19, 2008

The Simon Foundation for Education and Housing

By: /s/ Gary Singer
Name: Gary Singer
                         Title: Chairman

/s/ Alexander G. Calabrese
Alexander G. Calabrese, individually and as Trustee of the Calabrese Family Trust u/a/d June 14, 2010

JOINDER TO SHAREHOLDERS AGREEMENT

This Joinder to Shareholders Agreement, dated as of December 20, 2017, is being delivered by the undersigned pursuant to the terms of that certain Agreement and Plan of Merger, dated as of November 30, 2017, among RSI Home Products, Inc., a Delaware corporation, American Woodmark Corporation, a Virginia corporation (the “Company”), Alliance Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, and Ronald M. Simon, solely in his capacity as the Stockholder Representative. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in that certain Shareholders Agreement, dated as of November 30, 2017 (the “Shareholders Agreement”), by and among the Company and the Shareholders party thereto.

By executing and delivering this Joinder to Shareholders Agreement, the undersigned hereby acknowledges and agrees that it shall be deemed to be a party to, and a Shareholder under, the Shareholders Agreement as of the date hereof and shall be, and agrees to be, bound by all of the terms, provisions and conditions applicable to Shareholders under the Shareholders Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Joinder to Shareholders Agreement as of the date first noted above.

BIC Investors, LLC

By: /s/ William Shutzer________
Name: William Shutzer
Title: Manager

ACCEPTED AND AGREED as of the date first above written:

American Woodmark Corporation

By: /s/ S. Cary Dunston
Name: S. Cary Dunston
Title: President, Chief Executive Officer
and Chairman of the Board